As filed with the Securities and Exchange Commission on February 9, 2024

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTRUSION INC.

(Exact name of registrant as specified in its charter)

Delaware	75-1911917
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Intrusion Inc.

101 East Park Blvd, Suite 1200

Plano, Texas 75074

(Address of principal executive offices, including zip code)

Intrusion Inc. Amended 2021 Omnibus Incentive Plan

2023 Employee Stock Purchase Plan

(Full title of the plan)

Anthony Scott

President and Chief Executive Officer

c/o Intrusion Inc.

101 East Park Blvd, Suite 1200

Plano, Texas 75074

(972) 234-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura Anthony, Esq.

Anthony, Linder & Cacomanolis, PLLC

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, FL 33401

(561) 514-0936

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The documents containing the information in Part I relating to the Intrusion Inc. Amended 2021 Omnibus Incentive Plan (the “2021 Plan”) will be sent or given to participants in the 2021 Plan as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The documents containing the information in Part I relating to the 2023 Employee Stock Purchase Plan (the “ESPP”) will be sent or given to participants in the ESPP as specified by Rule 428(b)(1) promulgated under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement on Form S-8 (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus that meets the requirements of Section 10(a) of the Securities Act (the “Section 10(a) Prospectus”) in respect of future issuances under the 2021 Plan and/or the ESPP.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Intrusion Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

●	Our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023 including the information that incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 14, 2023;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 filed with the SEC on May 15, 2023, August 14, 2023 and November 14, 2023, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on January 17, 2023, March 1, 2023, March 6, 2023, March 16, 2023, March 31, 2023, April 11, 2023, May 2, 2023, May 22, 2023, May 22, 2023, May 25, 2023, August 7, 2023, August 14, 2023, October 2, 2023, October 10, 2023, October 17, 2023, October 27, 2023, November 9, 2023, November 14, 2023, December 21, 2023, December 22, 2023, January 4, 2024, and January 9, 2024;

●	Our Definitive Proxy Statements on Schedule 14A filed with the SEC on April 14, 2023 and January 25, 2024 (other than the portions thereof which are furnished and not filed); and

●	The description of our common stock set forth in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed by us on March 18, 2022, including any amendment or report filed for the purpose of updating such description.

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All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact of their prior or current service to the corporation as a director or officer, in accordance with the provisions of Section 145, which are sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

The Registrant’s restated certificate of incorporation, as amended (the “Certificate of Incorporation”), provides that (a) any of the Registrant’s directors or officers made a party to an action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such action, suit or proceeding (each, a “Proceeding”), by reason of such person’s service as the Registrant’s director or officer or as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another enterprise per the Registrant’s request, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by the Delaware General Corporation Law against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys’ fees) actually incurred by such person in connection with such Proceeding; (b) the Registrant must advance reasonable expenses incurred in defending any such Proceeding, subject to limited exceptions; and (c) the indemnification rights conferred by it are not exclusive of any rights permitted by law.

The Registrant’s corporate bylaws (the “Bylaws”), provide that (a) the Registrant must indemnify its directors and officers to the maximum extent and in the manner permitted by the Delaware General Corporation Law against judgments, penalties (including excise taxes), fines, amounts paid in settlement and reasonable expenses (including court and attorneys’ fees) actually incurred in such settlement and reasonable expenses (including court and attorneys’ fees) actually incurred by such person with a Proceeding by reason of such person’s service as the Registrant’s director or officer or as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another enterprise per the Registrant’s request, subject to certain limited exceptions, (b) the Registrant shall advance expenses incurred by any director or officer who was or is a witness or was or is named as a defendant or respondent in a Proceeding, in reasonable intervals prior to the final disposition of such Proceeding, subject to certain limited exceptions, and (c) the indemnification rights conferred in the Bylaws are not exclusive.

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The Bylaws also empower the Registrant’s board of directors to authorize the Registrant to indemnify its employees or agents, and to advance reasonable expenses of such persons to the same extent and subject to the same conditions as the indemnification provided to the Registrant’s directors and officers.

The Registrant has entered into indemnification agreements with each of the Registrant’s directors and executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Certificate of Incorporation and Bylaws and to provide additional procedural protections. These agreements, among other things, provide that the Registrant will indemnify the Registrant’s directors and executive officers for judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including attorneys’ fees and court costs) actually and reasonably incurred by a director or executive officer in connection with any threatened, pending or completed action, suit or proceeding, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such action, suit or proceeding to which such person was, is or is threatened to be made a party, a witness or other participant by reason of such person’s services as the Registrant’s director or executive officer, or as a director or executive officer of any other company or enterprise to which the person provides services at the Registrant’s request.

In addition, the indemnification agreements provide that, upon the request of a director or executive officer, the Registrant shall advance expenses to the director or officer. The Registrant intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant has also obtained an insurance policy covering the Registrant’s directors and officers with respect to certain liabilities, including liabilities arising under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Exhibit Description
4.1	Specimen Common Stock Certificate (Filed as an Exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (as amended), which Exhibit is incorporated herein by reference).

4.2	Description of the Capital Stock of the Company (Filed as an Exhibit to the Registrant’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2021, which Exhibit is incorporated herein by reference).

5.1*	Opinion of Anthony, Linder & Cacomanolis, PLLC.

23.1*	Consent of Whitley Penn LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Anthony, Linder & Cacomanolis, PLLC (included on Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

99.1*	Intrusion Inc. Amended 2021 Omnibus Incentive Plan.

99.2*	2023 Employee Stock Purchase Plan.

107**	Filing Fee Table

* Filed herewith.

** Furnished herewith.

† Management contract, compensation plan or arrangement.

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Item 9. Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, Texas, on February 9, 2024.

INTRUSION INC.

By:	/s/ Anthony Scott
Anthony Scott
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony Scott as his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Anthony Scott	President, Chief Executive Officer and Director	February 9, 2024
Anthony Scott	(principal executive officer)

/s/ Kimberly Pinson	Chief Financial Officer (principal financial officer	February 9, 2024
Kimberly Pinson	and principal accounting officer)

/s/ Anthony J. LeVecchio	Chairman of the Board	February 9, 2024
Anthony J. LeVecchio

/s/ James F. Gero	Director	February 9, 2024
James F. Gero

/s/ Katrinka B. McCallum	Director	February 9, 2024
Katrinka B. McCallum

/s/ Gregory K. Wilson	Director	February 9, 2024
Gregory K. Wilson

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